Exhibit 10.w
HUBBELL INCORPORATED
AMENDED AND RESTATED
TOP HAT RESTORATION PLAN
As Amended and Restated Effective as of January 1, 2005

HUBBELL INCORPORATED
TOP HAT RESTORATION PLAN

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ARTICLE I
PURPOSE AND EFFECTIVE DATE
     1.1 The purpose of the Hubbell Incorporated Amended and Restated Top Hat Restoration Plan (the “Plan”) is to provide monthly supplemental retirement income for a select group of key executives of Hubbell Incorporated (the “Employer”) by providing a benefit which supplements the retirement benefit payable under the Hubbell Incorporated Retirement Plan for Salaried Employees (the “Hubbell Retirement Plan”). This Plan is being established and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Section 4021(b)(6) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and is intended to be an “excess benefit plan,” as that term is defined in Section 3(36) of ERISA.
     1.2 The provisions of this Plan as set forth in this document are effective as of January 1, 2005 and apply to Participants who were or become Participants on and after January 1, 2005. Participants who had a Separation from Service prior to January 1, 2005 shall have their Retirement Benefits paid and accrued in accordance with the provisions of the Plan as in effect on the date of their Separation from Service.
ARTICLE II
DEFINITIONS
     2.1 “Beneficiary” shall mean the beneficiary or beneficiaries designated pursuant to the Hubbell Retirement Plan.
     2.2 “Board of Directors” means the Board of Directors of Hubbell Incorporated.
     2.3 “Change of Control of Hubbell” means the first to occur of any one of the following:
          (a) Continuing Directors during any 12 month period no longer constitute a majority of the Directors;
          (b) Any person or persons acting as a group (within the meaning of Treas. Reg. §1.409A-3(i)(5)(vi)(D)), acquires (or has acquired within the 12 month period ending on the date of the last acquisition by such person or persons) directly or indirectly, thirty percent (30%) or more of the voting power of the then outstanding securities of Hubbell entitled to vote for the election of Hubbell’s directors; provided that this Section 2.3(b) shall not apply with respect to any acquisition of securities by (i) the trust under a Trust Indenture dated September 2, 1957 made by Louie E. Roche, (ii) the trust under a Trust Indenture dated August 23, 1957 made by Harvey Hubbell, and (iii) any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained by an Employer or any affiliate of Hubbell;
          (c) Any person or persons acting as a group (within the meaning of Treas. Reg. §1.409A-3(i)(5)(v)(B)), acquires ownership (including any previously owned securities) of more than fifty percent (50%) of either (i) the voting power value of the then outstanding securities of Hubbell entitled to vote for the election of Hubbell’s directors or (ii) the fair market value of Hubbell; provided that this Section 2.3(c) shall not apply with respect to any acquisition of securities by (i) the trust under a Trust Indenture dated September 2, 1957 made by Louie E. Roche, (ii) the trust under a Trust Indenture dated August 23, 1957 made by Harvey Hubbell, and (iii) any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained by an Employer or any affiliate of Hubbell; or
          (d) A sale of substantially all of Hubbell’s assets.
          Provided, that the transaction or event described in subsection (a), (b), (c) or (d) constitutes a “change in control event,” as defined in Treas. Reg. §1.409A-3(i)(5).
     2.4 “Change in Control of Employer” shall mean the any one of the following with respect to a Participant employed by that Employer:
          (a) The date that Hubbell no longer owns at least 50% of the outstanding equity securities of the Employer (other than Hubbell); provided, that on such date, there occurs a “change in control event” with respect to the Employer under Treas. Reg. §1.409A-3(i)(5); or
          (b) A sale of substantially all of the assets of the Employer which qualifies as a change in a substantial portion of the Employer’s assets under Treas. Reg. §1.409A-3(i)(5)(vii).
     2.5 “Code” means the Internal Revenue Code of 1986, as amended.
     2.6 “Compensation Cap” means the limitation imposed on a Participant’s annual compensation pursuant to Section 401(a)(17) of the Code.
     2.7 “Compensation Committee” means the Compensation Committee of the Board of Directors.
     2.8 “Continuing Director” shall mean any individual who is a member of the Employer’s Board of Directors on December 9, 1986 or was designated (before such person’s initial election as a Director) as a Continuing Director by 2/3 of the then Continuing Directors.
     2.9 “Deferred Vested Retirement” shall have the meaning prescribed in the Hubbell Retirement Plan.
     2.10 “Defined Benefit Maximum” means the limitation imposed on a Participant’s annual benefit pursuant to Section 415(b) of the Code.
     2.11 “Director” shall mean any individual who is a member of the Employer’s Board of Directors on the date the action in question was taken.
     2.12 “Disability Retirement” shall have the meaning prescribed in the Hubbell Retirement Plan.
     2.13 “Effective Date” means May 1,1993.

     2.14 “Early Retirement” shall have the meaning prescribed in the Hubbell Retirement Plan.
     2.15 “Employee” means a person who is employed by the Employer on a regular, full-time basis.
     2.16 “Employer” means Hubbell Incorporated, and its successor, and any of its subsidiaries so designated by the Board of Directors.
     2.17 “Hubbell” means Hubbell Incorporated, a Connecticut corporation, and any successors in interest.
     2.18 “Hubbell Retirement Plan” means the Hubbell Incorporated Retirement Plan for Salaried Employees as amended from time to time.
     2.19 “Key Executive” means (a) an Employee hired prior to January 1, 2004 who was subject to the Compensation Cap and (b) any Employee hired after January 1, 2004 designated by the Compensation Committee as a Participant and as to whom the Compensation Committee has not withdrawn such designation.
     2.20 “Late Retirement” shall have the meaning prescribed in the Hubbell Retirement Plan.
     2.21 “Normal Retirement” shall have the meaning prescribed in the Hubbell Retirement Plan.
     2.22 “Participant” has the meaning set forth in Section 3.1 hereof.
     2.23 “Separation from Service” shall have the meaning set forth in Treas. Reg. §1.409A-1(h).
     2.24 “Service” means a Participant’s Service pursuant to Article 3 of the Hubbell Retirement Plan.
     2.25 “Spouse” shall mean the person to whom the Participant was lawfully married for at least one (1) year on the date the Participant’s benefit under this Plan commences.
ARTICLE III
ELIGIBILITY
     3.1 Each Key Executive of the Employer whose compensation exceeds the Compensation Cap shall be a Participant in the Plan. Key Executives shall continue to be Participants until they are no longer entitled to retirement or deferred vested benefits under the Hubbell Retirement Plan or they are no longer entitled to Retirement Benefits under this Plan, whichever is earlier.
     3.2 Each Participant shall be eligible to accrue benefits under this Plan for any period that his benefit accrued for such period under the Hubbell Retirement Plan is subject to limitations on benefits and contributions imposed by the applicable sections of the Code (including, without limitation, the Compensation Cap and the Defined Benefit Maximum).
ARTICLE IV
RETIREMENT BENEFITS
     4.1 A Participant’s Retirement Benefit under this Plan shall be the excess of (a) over (b), where:
          (a) equals the applicable Early, Normal, Late, Deferred Vested or Disability Retirement benefit to which the Participant is entitled under the Hubbell Retirement Plan as if the calculation were performed without consideration of the Compensation Cap and Defined Benefit Maximum, and including compensation amounts deferred by such Participant under the Hubbell Incorporated Executive Deferred Compensation Plan (as if such amounts had not been so deferred), and
          (b) equals the amount to which the Participant is entitled under the Hubbell Retirement Plan.
For purposes of the above calculations, it shall be assumed that the Participant’s benefit under the Hubbell Retirement Plan is a single life annuity commencing on such Participant’s Separation from Service or, if later, the date on which such Participant would attain age 55, regardless of when such benefit actually commences.
     4.2 If a Participant is entitled to a supplemental medical benefit under Section 4.10 of the Hubbell Retirement Plan, then in addition to the benefits under Section 4.1 hereof, such Participant shall be entitled to an annual Retirement Benefit as a supplemental medical benefit under this Plan equal to the excess of:
          (a) the supplemental medical benefit payable under Section 4.10 of the Hubbell Retirement Plan as if the calculation were performed without consideration of the Compensation Cap, over
          (b) the amount to which the Participant is entitled under Section 4.10 of the Hubbell Retirement Plan.
     4.3 Participant’s Retirement Benefit shall be calculated as a single life annuity but paid in the form of an actuarial equivalent 50% joint and survivor annuity, over the life of the Participant and if applicable the Participant’s Spouse pursuant to Articles V and if applicable Article VI. The actuarial equivalence of and any actuarial reductions for the joint and survivor annuity shall be calculated in accordance with the actuarial assumptions set forth in the Hubbell Retirement Plan. If the Participant does not have a Spouse at the time his Retirement Benefit is to commence, then the Participant’s Retirement Benefit shall be paid in the form of a single life annuity.

ARTICLE V
PAYMENT OF RETIREMENT BENEFITS
     5.1 Except as provided in Sections 5.2, 5.3 and Article 11, all Retirement Benefits hereunder shall be payable in monthly installments equal to one-twelfth (1/12th) of the annual amounts determined under this Plan commencing on the later of (a) the fifteenth day of the seventh month following the Participant’s Separation from Service or (b) the fifteenth day of the month commencing after the Participant attains age 55; provided, however, that the first monthly installment shall be increased by one-half of the annual amount determined under this Plan. The Participant’s last payment of retirement benefits hereunder shall be made on the fifteenth day of the month in which he dies unless the Participant has an eligible surviving Spouse at his date of death, in which case survivor benefit payments shall be made to said Spouse in accordance with Article VI hereof.
     5.2 Notwithstanding Section 5.1, if the Actuarial Equivalent of the Retirement Benefit, and any supplemental medical benefit under Section 4.2, is less than an amount applicable under Code Section 402(g) for the year in question, then such Retirement Benefit (and any supplemental medical benefit) shall be distributed in a lump sum within sixty (60) days after the date when payments of the Retirement Benefits under this Plan, if payable in the form of an annuity, would otherwise commence. Any such lump sum distribution of a Participant’s or Beneficiary’s Retirement Benefits under this Plan shall fully satisfy all present and future Plan liability with respect to such Participant or Beneficiary for such portion or all of such Retirement Benefits so distributed.
     5.3 Notwithstanding Section 5.1 and 5.2, a Participant’s Retirement Benefit may be paid in the discretion of Hubbell as follows upon the following events:
          (a) As necessary to comply with a domestic relations order (as defined in Code Section 414(p)(1)(B));
          (b) If the Internal Revenue Service, makes a determination that a Participant is required to include in gross income the value of his Retirement Benefit, as soon as practicable following such determination, Hubbell shall pay to the Participant, the amount required to be included in the Participant’s gross income.
          (c) If a Participant’s Retirement Benefit, or any remaining installments thereof is less than an amount applicable under Code Section 402(g) for the year in question, then the balance of such Retirement Benefit may be distributed in a lump sum.
          (d) Upon the termination and liquidation of the Plan, the Retirement Benefit shall be distributed in a lump sum twelve months following such termination and liquidation; provided that such termination or liquidation is not in connection with a downturn in the financial health of Hubbell and shall conform to the requirements of Treas. Reg. §1.409A-3(j)(4)(ix).

ARTICLE VI
PRE-RETIREMENT SPOUSE’S EXCESS BENEFIT
     6.1 If a married Participant dies prior to commencement of his Retirement Benefit under this Plan, leaving a surviving Spouse entitled to receive a Pre-Retirement Spouse’s Retirement Benefit pursuant to Section 4.08 of the Hubbel Retirement Plan, such surviving Spouse shall be entitled to receive a Pre-Retirement Spouse’s Excess Benefit under this Plan equal to the difference between
          (a) the Pre-Retirement Spouse’s Retirement Benefit to which the Spouse is entitled under the Hubbell Retirement Plan and
          (b) the amount to which the Spouse would be entitled if the calculation of the Pre-Retirement Spouse’s Retirement Benefit were performed without consideration of the Compensation Cap and Defined Benefit Maximum.
     6.2 Any Pre-Retirement Spouse’s Excess Benefit available under this Plan shall be paid an annuity for the life of the Spouse in an amount which is equal to the benefit the Spouse would have received under a joint and survivor annuity that provided the Spouse on the date of death of the Participant an annual benefit equal to 50 percent of the Participant’s annual Retirement Benefit if:
          (a) the Participant had a Separation from Service on the day before his death, in the case of a Participant who dies after he has attained age 55, or
          (b) the Participant had a Separation from Service on the date of his death, survived to age 55, retired on such date, and died on the day after such date, in the case of a Participant who dies before he is age 55.
     6.3 The Pre-Retirement Spouse’s Excess Benefit shall commence on fifteenth day of the month following the Participant’s death (or, if later, the date on which the Participant would have attained age 55, had the Participant survived until such date) and shall terminate on the fifteenth (15th) day of the month in which the Spouse’s death occurs; provided, however, that if the Actuarial Equivalent of the Pre-Retirement Spouse’s Excess Benefit is less than the amount applicable under Code Section 402(g) for the year in question, then such Retirement Benefit shall be paid as a lump sum within sixty (60) days after the date when payments of the same benefits under this Plan, if payable in the form of an annuity, would otherwise commence, or as soon as practicable thereafter. Any such lump sum distribution of a Pre-Retirement Spouse’s Excess Benefit under this Plan shall fully satisfy all present and future Plan liability with respect to such Spouse for such portion or all of such benefits so distributed.
ARTICLE VII
FUNDING
     7.1 The Employer may enter into a trust agreement creating an irrevocable grantor trust for the holding of cash and/or annuity contracts for pension benefits accrued by the Participants under the Plan. Any assets of such trust shall be subject to the claims of creditors of the Employer to the extent set forth in the trust and Participants’ interests in benefits under this

Plan shall only be those of unsecured creditors of the Employer. In the event of a Change of Control of Hubbell, the Employer shall enter into a trust agreement creating an irrevocable grantor trust for the holding of cash and/or annuity contracts in respect of the pension benefits accrued by the Participants (whether current or former); provided, further, that upon the occurrence of a Change of Control of Hubbell, the Employer shall transfer to the trustee of the foregoing trust the maximum amount of assets estimated to be necessary to satisfy the Employer’s obligations hereunder, as in effect immediately prior to the Change of Control of Hubbell.
ARTICLE VIII
PLAN ADMINISTRATION
     8.1 The general administration of this Plan and the responsibility for carrying out the provisions hereof shall be vested in the Compensation Committee.
     8.2 The Compensation Committee may adopt, subject to the approval of the Board of Directors, such rules and regulations as it may deem necessary for the proper administration of this Plan, and its decision in all matters shall be final, conclusive, and binding. The Compensation Committee shall also have the discretion and authority to (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, and (b) decide or resolve any and all questions, including benefit entitlement determinations and interpretations of this Plan, as may arise in connection with the Plan.
     8.3 To the extent applicable, this Plan shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. If the Company determines that any compensation or benefits payable under this Plan do not comply with Code Section 409A and related Department of Treasury guidance, the Company may amend this Plan or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take such other actions as the Company deems necessary or appropriate to comply with the requirements of Code Section 409A and related Department of Treasury guidance; provided that no such amendment shall be effective without the Participant’s consent unless it preserves the Participant’s economic benefit prior to such amendment.
ARTICLE IX
AMENDMENT AND TERMINATION
     9.1 The Board of Directors of the Employer reserves in its sole and exclusive discretion the right at any time and from time to time to amend this Plan in any respect or terminate this Plan without restriction and without the consent of any Participant, Beneficiary or Spouse; provided, however, that no amendment or termination of this Plan shall impair the right of any Participant, Beneficiary or Spouse to receive benefits earned and accrued hereunder prior to such amendment or termination.
     9.2 Notwithstanding any other provisions of the Plan to the contrary following a Change of Control of Hubbell:

          (a) the accrued benefit hereunder of any Participant as of the date of a Change of Control of Hubbell may not be reduced;
          (b) any Service accrued by a Participant as of the date of a Change of Control of Hubbell cannot be reduced;
          (c) no amendment or action of the Compensation Committee which affects any Participant is valid and enforceable without the prior written consent of such Participant; and
          (d) no termination of the Plan shall have the effect of reducing any benefits accrued under the Plan prior to such termination.
ARTICLE X
MISCELLANEOUS PROVISIONS
     10.1 Nothing contained herein shall be deemed to give any individual the right to be retained in the service of the Employer or to interfere with the rights of the Employer to discharge any individual at any time, with or without cause.
     10.2 No Retirement Benefit payable hereunder may be assigned, pledged, mortgaged or hypothecated and, to the extent permitted by law, no such Retirement Benefit shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same. Notwithstanding any provision herein to the contrary, the Employer may, as the Compensation Committee in its sole and absolute discretion shall determine, offset any amount to be paid to a Participant, Beneficiary or Spouse hereunder against any amounts which such Participant may owe to the Employer or a subsidiary of the Employer.
     10.3 If a Participant, Beneficiary or Spouse entitled to receive any benefit hereunder is deemed by the Compensation Committee or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for such benefit, such payments shall be paid to such person or persons as the Compensation Committee shall designate or to the person’s duly appointed guardian. Such payments shall, to the extent made, be deemed a complete discharge for such payments under this Plan.
     10.4 At the sole discretion of the Compensation Committee, and after written notice to the Participant, Beneficiary, or Spouse, as the case may be, rights to receive any benefit under this Plan may be forfeited, suspended, reduced or terminated in cases of gross misconduct by the Participant which is reasonably deemed to be prejudicial to the interests of the Employer or a subsidiary of the Employer, including but not limited to the utilization or disclosure of confidential information for gain or otherwise.
     10.5 Payments made by the Employer under this Plan to any Participant, Beneficiary or Spouse shall be subject to such withholding as shall, at the time for such payment, be required under any income tax or other laws, whether of the United States or any other jurisdiction.
     10.6 All expenses and costs in connection with the operation of this Plan shall be borne by the Employer.

     10.7 The provisions of this Plan will be construed according to the laws of the State of Connecticut, excluding the provisions of any such laws that would require the application of the laws of another jurisdiction.
     10.8 The masculine pronoun wherever used herein shall include the feminine gender and the feminine the masculine and the singular number as used herein shall include the plural and the plural the singular unless the context clearly indicates a different meaning.
     10.9 The titles to articles and headings of sections of this Plan are for convenience of reference, and in case of any conflict, the text of the Plan, rather than such titles and headings, shall control.
     10.10 The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted (a) to the extent possible in a manner consistent with the intent described in the preceding sentence, and (b) in accordance with Code Section 409A and related Treasury guidance and Regulations.
     10.11 Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.
ARTICLE XI
CHANGE OF CONTROL
     11.1 The provisions of Section 11.2 shall become effective immediately upon and apply to any Participant who was a Participant on the date of a Change of Control of Hubbell. The provisions of Section 11.3 shall apply to any Participant who is employed by the Employer who is involved in a Change in Control of Employer
     11.2 Notwithstanding Section 5.1, 5.2, 5.4 or 6.2, upon the occurrence of a Change of Control of Hubbell.
          (a) all benefits otherwise payable under this Plan to such Participant, Beneficiary or Spouse, as the case may be, shall be paid out in one lump sum no later than thirty (30) days after such Participant’s Separation from Service, or, if the Participant is in pay status or deceased at the time of the Change of Control of Hubbell, to such Participant or his Spouse (as the case may be) then receiving benefits no later than thirty (30) days after such Change of Control of Hubbell. The amounts to be paid out in such lump sum shall be calculated using the actuarial assumptions set forth on Exhibit A, attached hereto.
          (b) Notwithstanding Section 8.1 the Plan shall be administered by the Compensation Committee, which shall have full authority to interpret the Plan, to establish rules and regulations relating to the Plan, to determine the criteria for eligibility to participate in the Plan, to select Participants in the Plan, and to make all other determinations and take all other actions necessary or appropriate for the proper administration of the Plan.
          (c) No member of the Compensation Committee shall be eligible to participate in the Plan.
          (d) The Compensation Committee may not offset any Retirement Benefits under the provisions of Section 9.2.
          (e) Section 10.4 shall no longer apply.
     11.3 Notwithstanding anything contained in the Plan to the contrary, the provisions of this Section 11.3 shall apply solely with respect to any Participant who is employed by an Employer involved in a Change in Control of Employer:
          (a) Each such Participant shall be fully vested in their accrued benefit as of the date of the Change of Control of Employer; and
          (b) Such Employer (or successor in interest thereto) may in its sole discretion either:
               (i) Assume the responsibility for payment of all Retirement Benefits applicable to such Participants under this Plan, in which case Hubbell will transfer such liabilities with respect to such Participants to the Employer, or successor in interest thereto and Hubbell and this Plan shall have no further liability with respect to any such Participants; or
               (ii) Terminate the Plan with respect to such Participants, in which case, the Participant’s shall receive their Retirement Benefits paid in a lump sum within thirty (30) days of the date of the Change in Control of Employer. The amounts to be paid out in such lump sum shall be calculated using the actuarial assumptions set forth on Exhibit A, attached hereto.
ARTICLE XII
CLAIMS PROCEDURES
     12.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Compensation Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.
     12.2 Notification of Decision. The Compensation Committee shall consider a Claimant’s claim within a reasonable time, but no later than 90 days after receiving the claim. If the Compensation Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90 day period. In no event shall such extension exceed a period of 90 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Compensation Committee expects to render the benefit determination. The Compensation Committee shall notify the Claimant in writing:
          (a) that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or
          (b) that the Compensation Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:
               (i) the specific reason(s) for the denial of the claim, or any part of it;
               (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;
               (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;
               (iv) an explanation of the claim review procedure set forth in Section 12.3 below; and
               (v) a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.
     12.3 Review of a Denied Claim. On or before 60 days after receiving a notice from the Compensation Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):
          (a) may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claim for benefits;
          (b) may submit written comments or other documents; and/or
          (c) may request a hearing, which the Compensation Committee, in its sole discretion, may grant.
     12.4 The Compensation Committee shall render its decision on review promptly, and no later than 60 days after the Compensation Committee receives the Claimant’s written request for a review of the denial of the claim. If the Compensation Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60 day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Compensation Committee expects to render the benefit determination. In rendering its decision, the Compensation Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:
          (a) specific reasons for the decision;
          (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based;
          (c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and
          (d) a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).
     12.5 A Claimant’s compliance with the foregoing provisions of this Article 12 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

EXHIBIT A
ASSUMPTIONS
          The assumptions to be used are those specified under Section 417(e) of the Internal Revenue Code of 1986, as amended, which assumptions are the minimum lump sum factors permitted to be used for the calculation of pension benefits under the Hubbell Retirement Plan, calculated as if payable at age 55 (or, if higher, the Participant’s actual age as of the date of termination of employment).